Exhibit 99.1


[GRAPHIC OMITTED]
     MOBIUS                                              Financial News Release


                                       Contact:  Mobius Management Systems, Inc.
                                                 Ray Kunzmann
                                                 914-921-7346
                                                 rkunzman@mobius.com

                                                 Investor Relations
                                                 Makovsky & Company Inc.
                                                 Gene Marbach
                                                 212-508-9645
                                                 emarbach@makovsky.com

                                                 Media Relations
                                                 Richard Dukas Communications
                                                 Richard Dukas
                                                 203-833-1466
                                                 Richard@richarddukas.com



For Immediate Release

                 MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS RESULTS
                   FOR FISCAL FOURTH QUARTER AND YEAR-END 2004

               Fourth quarter revenues increase 8% over prior year
       to a record $23.6 million and fiscal year revenues advance 7% to a record $88.1 million



   Rye, NY, July 26, 2004 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced results for its fiscal fourth quarter and year-end 2004.

   Total consolidated revenues for the fiscal fourth quarter ended June 30, 2004 were $23.6 million, an 8% increase over $21.9 million for the quarter ended June 30, 2003. Software license revenues for the fourth quarter rose 13% to $12.4 million from $11.0 million in last year's fourth quarter. Net income for the fourth quarter was $1.8 million, or $0.09 per diluted share, compared with $1.6 million, or $0.09 per diluted share, in last year's fourth quarter. Included in the current quarter's results was a $1.0 million pre-tax charge for acquired in-process R&D related to the Company's acquisition of the technology and certain other assets of eManage Inc.

   Commenting on the results, Mitch Gross, President and Chief Executive Officer of Mobius, said, "I am very pleased with our ability to bounce back from a difficult prior quarter to report revenues that both exceeded the range of our announced expectations and were record highs for the Company. We recovered a substantial portion of the orders that did not close as expected in the prior quarter and achieved strong results in all geographies. Our reported operating margin was 10%; however, excluding the charge for acquired in-process R&D, our operating margins reached 14%. These results reflect both our strong revenue performance as well as favorable selling expenses."

   Mr. Gross continued, "We must continue to work hard to meet our customer's demands for new products to grow their business and help them become more efficient. As previously announced, we acquired the technology and certain other assets of eManage, Inc., an Ottawa, Ontario based company that develops software solutions for e-mail archiving, records management and lifecycle management. The eManage software suite includes a complete records management facility for Microsoft's SharePoint Portal Server. It extends full records management functionality, including lifecycle management and records security, to the collaborative SharePoint document management environment. In addition, we continue to seek ways to make it easier for our customers to do business with Mobius. We recently entered into an agreement with a leading third party provider of vendor payment financing that gives us more flexibility in offering financing alternatives to our customers."

   Looking to the future, Mr. Gross said, "The first quarter of our fiscal year has traditionally shown a seasonality impact causing revenue to be slightly lower than the fourth quarter of the preceding fiscal year. Therefore, we are forecasting consolidated revenues in our September quarter in the range of $20.0 million to $22.0 million."

   For the fiscal year ended June 30, 2004, total consolidated revenues advanced 7% to a record $88.1 million compared with $82.7 million in the prior fiscal year. Software license revenues for fiscal year 2004 were $42.9 million, a 12% increase over $38.4 million from the prior fiscal year. Net income for the fiscal year ended June 30, 2004 was $4.8 million, or $0.24 per diluted share, compared with $4.1 million, or $0.23 per diluted share, in the prior fiscal year. Included in fiscal 2004 and 2003 results were pre-tax charges for acquired in-process R&D related to acquisitions of $1.0 million and $900,000, respectively.

   Cash and marketable securities totaled $33.6 million at June 30, 2004 compared with $37.3 million at June 30, 2003. As of June 30, 2004, total software license installments receivable amounted to $36.5 million, as compared with $33.6 million at March 31, 2004, and $23.5 million at June 30, 2003. The Company had no bank debt outstanding at June 30, 2004.

   Recent Highlights
   -----------------

   Mobius Announced Integration With StorageTek VolSafe Technology: Mobius announced the integration of its ViewDirect(R) TCM content repository with StorageTek's VolSafe(R) tape-based write-once-read-many (WORM) storage solution, which helps customers comply with the most demanding regulatory requirements for electronic storage.

   Mobius and EMC Unveil Content Archiving and Retrieval Solution for
   Compliance: Mobius and EMC Corporation, the world leader in information storage and management, announced a new, pre-tested compliance solution to help customers reduce costs and improve service levels while meeting requirements for fast retrieval.

   Mobius and Alogent Formed Strategic Check 21 Partnership: Mobius and Alogent Corp., a provider of payment transaction processing solutions for global financial institutions, remittance and payment processors, formed a partnership to provide seamless integration and interoperability of Alogent's Sierra(R) Xchange(TM), Unified Payments Gateway(TM) product with Mobius's ViewDirect(R) TCM repository.

   Mobius Acquired E-mail Archiving and Records Management Technology from eManage Inc.: Mobius acquired technology and certain other assets of privately-held eManage Inc. of Ottawa, Ontario. eManage develops software solutions for e-mail archiving, records management and lifecycle management that enable organizations to manage corporate records at an enterprise level. eManage technology will be integrated with the Mobius ViewDirect(R) TCM suite to deliver a comprehensive enterprise content management solution that also meets e-mail and records management requirements.


   Conference Call Information
   ---------------------------

   Mobius will hold its quarterly conference call on Tuesday, July 27, 2004 at 10:00 AM EST to discuss its fiscal fourth quarter and year-end 2004 results. Interested persons wishing to listen to the conference call via Web cast may access it at:


   http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MOBI&script=1010&item
   _id=915431

   The conference call will be available for playback following the live call beginning at approximately 1:00 PM EST. For access to the replay, please call
   1.800.642.1687 and enter ID# 6681375.


   About Mobius
   ------------

   Mobius Management Systems, Inc. (http://www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; records management; and enterprise report distribution. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, the Netherlands, Switzerland, Australia, Japan and Singapore.

   Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance, or achievements include, among other things, market acceptance of Mobius's products, fluctuations in period to period results, seasonality, uncertainty of future operating results, technological change, extended payment risk, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors and concerns about transaction security on the Internet. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 9, 2003, and its Quarterly Report on Form 10-Q, filed on May 14, 2004. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

   ViewDirect is a registered trademark of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.


                               (Tables to follow)


                         MOBIUS MANAGEMENT SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (unaudited, in thousands, except per share data)


                                                  Three Months Ended              Twelve Months Ended
                                                 6/30/04       6/30/03           6/30/04       6/30/03
                                                 -------       -------           -------       -------
 Revenues:
   Software license                              $12,444       $10,986           $42,858       $38,353
   Maintenance                                    10,081         9,907            40,151        38,448
   Professional service and other                  1,025           982             5,079         5,855
                                                 -------       -------           -------       -------

     Total revenues                               23,550        21,875            88,088        82,656
                                                 -------       -------           -------       -------

Cost of revenues:
   Software license                                  243           293             1,115         1,146
   Maintenance                                     2,062         1,859             7,048         6,631
   Professional service and other                    970         1,170             5,506         5,934
                                                 -------       -------           -------       -------

     Total cost of revenues                        3,275         3,322            13,669        13,711
                                                 -------       -------           -------       -------

Gross profit                                      20,275        18,553            74,419        68,945
                                                 -------       -------           -------       -------

Operating expenses:
   Sales and marketing                             8,576         8,429            35,090        34,776
   Research and development                        5,488         4,693            20,797        18,025
   General and administrative                      2,920         2,971            11,397        10,838
   Acquired in-process R&D                           956          --                 956           910
   Facilities restructuring                         --            --                --             194
                                                 -------       -------           -------       -------

     Total operating expenses                     17,940        16,093            68,240        64,743
                                                 -------       -------           -------       -------

Income from operations                             2,335         2,460             6,179         4,202
Miscellaneous income, net                            468           376             1,750         1,734
                                                 -------       -------           -------       -------

Income before income taxes                         2,803         2,836             7,929         5,936
Provision for income taxes                           989         1,192             3,127         1,860
                                                 -------       -------           -------       -------

Net income                                       $ 1,814       $ 1,644           $ 4,802       $ 4,076
                                                 =======       =======           =======       =======

Basic weighted average shares                     18,272        17,454            17,964        17,363
Basic earnings per share                         $  0.10       $  0.09           $  0.27       $  0.23
Diluted weighted average shares                   19,708        19,197            19,937        18,089
Diluted earnings per share                       $  0.09       $  0.09           $  0.24       $  0.23

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                                           6/30/04       6/30/03
                                                           -------       -------
Assets:
Current Assets:
  Cash and cash equivalents                                $33,592       $37,315
  Accounts receivable, net                                  11,874        10,551
  Software license installments, current                    14,172         8,017
  Other current assets                                       2,348         2,897
                                                           -------       -------
Total Current Assets                                        61,986        58,780

Property and equipment, net                                  4,257         4,546
Software license installments, non-current                  22,358        15,435
Deferred income taxes, non-current                           2,514           328
Other non-current assets                                     4,461         2,729
                                                           -------       -------

Total Assets                                               $95,576       $81,818
                                                           =======       =======

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses                    $18,039       $15,726
  Deferred revenues, current                                21,973        21,306
  Deferred income taxes, current                             5,482         2,869
                                                           -------       -------

Total Current Liabilities                                   45,494        39,901

Deferred revenues, non-current                               4,704         5,560
Deferred income taxes, non-current                             239             -

Total Stockholders' Equity                                  45,139        36,357
                                                           -------       -------

Total Liabilities and Stockholders' Equity                 $95,576       $81,818
                                                           =======       =======


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